                                                                    Exhibit 10.4


                                                             From the Office of:
                                  STANDARD FORM              Burns & Levinson
                          PURCHASE AND SALE AGREEMENT        125 Summer Street
                                                             Boston, MA 02110

1.       PARTIES AND MAILING ADDRESSES
         (fill in)

         This 26th day of July, 1999, Barry L. Solar and Robert L. Solar, as Trustees of 211 Second Avenue Realty Trust u/d/t dated March 8, 1988 and recorded with Middlesex South District Registry of Deeds, and not individually hereinafter called the SELLER, agrees to SELL and Geltex Pharmaceuticals, Inc., a Delaware corporation hereinafter called the BUYER or PURCHASER, agrees to BUY, upon the terms hereinafter set forth, the following described premises: (the "Premises"):

2.       DESCRIPTION
         (fill in and include title reference)

         The land area of approximately 4.737 acres together with the improvements thereon containing approximately 19,200 square feet of building area known and numbered as 211 Second Avenue, Waltham, Massachusetts, as shown on the Plan annexed hereto as Exhibit A (as affected by the taking/layout

3.       BUILDINGS, STRUCTURES, IMPROVEMENTS, FIXTURES
         {fill in or delete)

         Included in the sale as a part of said premises are the buildings, structures, and improvements now thereon, and the fixtures belonging to the SELLER and used in connection therewith including, if any, all wall-to-wall carpeting, drapery rods, automatic garage door openers, venetian blinds, window shades, screens, screen doors, storm windows and doors, awnings, shutters, furnaces, heaters, heating equipment, stoves, ranges, oil and gas burners and fixtures appurtenant thereto, hot water heaters, plumbing and bathroom fixtures, garbage disposers, electric and other lighting fixtures, mantels, outside television antennas, fences, gates, trees, shrubs, plants, and, ONLY IF BUILT IN, refrigerators, air conditioning equipment, ventilators, dishwashers, washing machines and dryers;

4.       TITLE DEED
         (fill in)
         * Include here by specific reference any restrictions, easements, rights and obligations in party walls not included in (b), leases, municipal and other liens, other encumbrances, and make provision to protect SELLER against BUYER's breach of SELLER's covenants in leases, where necessary.

         Said premises are to be conveyed by a good and sufficient quitclaim deed running to the BUYER, or to the nominee designated by the BUYER by written notice to the SELLER at least seven days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, except
           (a) Provisions of existing building and zoning laws;
           (b) Existing rights and obligations in party walls which are not the subject of written agreement;
           (c) Such taxes for the then current year as are not due and payable on the date of the delivery of such deed;
           (d) Any liens for municipal betterments assessed after the date of this agreement;***
           (e) Easements, restrictions and reservations of record, if any, so long as the same do not prohibit or materially interfere with the current use of said premises;
           (f) The leases referred to in Exhibit B and any monthly tenancy-at-will of Evergreen Solar for a period after the termination of its lease referred to in Exhibit B
           (g) Taking for the layout of Second Avenue

5.       PLANS

         If said deed refers to a plan necessary to be recorded therewith the SELLER shall deliver such plan with the deed in form adequate for recording or registration.

6.       REGISTERED TITLE

         In addition to the foregoing, if the title to said premises is registered, said deed shall be in form sufficient to entitle the BUYER to a Certificate of Title of said premises, and the SELLER shall deliver with said deed all instruments, if any, necessary to enable the BUYER to obtain such Certificate of Title.

7.       PURCHASE PRICE
         (fill in); space is allowed to write out the amounts if desired

         The agreed purchase price for said premises is Three Million, Two Hundred Thousand ($3,200,000.00) dollars, of which
         $   50,000.00     have been paid as a deposit prior hereto
         $  100,000.00     have been paid as a deposit this day and
         $
         $3,050,000.00     are to be paid at the time of delivery of the deed by
                           certified, cashier's, treasurer's or bankcheck(s)
                           drawn on Boston area banks and payable to Seller
                           without intervening endorsement other than that of
                           Buyer; or if Seller*
         $
         --------------------------
         $3,200,000.00     TOTAL

         *so requests, by wire transfer of immediately available federal funds **of Second Avenue made after said Plan
         ***and the lien for municipal betterments assessed prior to the date of this agreement in connection with the taking/layout of Second Avenue


COPYRIGHT (C) 1979, 1984, 1986, 1 987, 1988, 1991  [LOGO]  All rights reserved. This form may not be copied or
        GREATER BOSTON REAL ESTATE BOARD                   reproduced in whole or in part in any manner whatever
                                                           without the prior express written consent of the Greater
                                                           Boston Real Estate Board.

8.       TIME FOR PERFORMANCE; DELIVERY OF DEED (fill in)

         Such deed is to be delivered at 10:00 o'clock A.M. on the 4th day of October, 1999, at the offices of Burns & Levinson LLP in Boston, Massachusetts unless otherwise agreed upon in writing. It is agreed that time is of the essence of this agreement.

9.       POSSESSION AND CONDITION OF PREMISE
         (attach a list of exceptions, if any)

         Full possession of said premises free of all tenants and occupants, except * , is to be delivered at the time of the delivery of the deed, said premises to be then (a) in the same condition as they now are, reasonable use and wear thereof excepted, and (b) not in violation of said building and zoning laws, and (c) in compliance with provisions of any instrument referred to in clause 4 hereof. The BUYER shall be entitled personally to inspect said premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.

         *those under the leases and tenancies referred to in clause 4(f) hereof

10.      EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM
         (Change period of time if desired).

         If the SELLER shall be unable to give title or to make conveyance, or to deliver possession of the premises, all as herein stipulated, or if at the time of the delivery of the deed the premises do not conform with the provisions hereof, then the SELLER shall use reasonable efforts to remove any defects in title, or to deliver possession as provided herein, or to make the said premises conform to the provisions hereof, as the case may be, in which event the time for performance hereof shall be extended for a period of thirty days. Provided, however, Seller shall not be obligated to expend more than $50,000.00 (including attorneys' fees)**

11.      FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM, etc.

         If at the expiration of the extended time the SELLER shall have failed so to remove any defects in title, deliver possession, or make the premises conform, as the case may be, all as herein agreed, or if at any time during the period of this agreement or any extension thereof, the holder of a mortgage on said premises shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then any payments made under this agreement shall be forthwith refunded and all other obligations of the parties hereto shall cease and this agreement shall be void without recourse to the parties hereto.

12.      BUYER's ELECTION TO ACCEPT TITLE

         The BUYER shall have the election, at either the original or any extended time for performance, to accept such title as the SELLER can deliver to the said premises in their then condition and to pay therefore the purchase price without deduction, in which case the SELLER shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said premises shall have been damaged by fire or casualty insured against, then the SELLER shall, unless the SELLER has previously restored the premises to their former condition, either
           (a) pay over or assign to the BUYER, on delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by the SELLER for any partial restoration, or
           (b) if a holder of a mortgage on said premises shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to the BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by the SELLER for any partial restoration.

13.      ACCEPTANCE OF DEED

         The acceptance of a deed by the BUYER or his nominee as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after or to survive the delivery of said deed.

14.      USE OF MONEY TO CLEAR TITLE

         To enable the SELLER to make conveyance as herein provided, the SELLER may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said deed or, in the case of the existing mortgage on the premises, customary arrangements are made for the subsequent procuring and recording of ***

         Until the delivery of the deed, the SELLER shall maintain insurance on said premises as follows:
            Type of Insurance                      Amount of Coverage
         ***the discharge thereof
         (a) Fire and Extended Coverage         *$ As presently insured
         (b)

15.      INSURANCE
         *Insert amount (list additional types of insurance and amounts as agreed)

16.      ADJUSTMENTS
         (list operating expenses, if any, or attach schedule)

         Collected rents, water and sewer use charges****, and taxes for the then current fiscal year****, shall be apportioned, as of the day of performance of this agreement and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by the BUYER at the time of delivery of the deed. Uncollected rents for the current rental period shall be apportioned if and when collected by either party.

         **in exercising reasonable efforts hereunder, but such limit shall not apply to amounts necessary to pay real estate taxes due and to pay off any mortgage or other voluntary lien granted by Seller
         ****(to the extent not payable by tenants under the leases)

17.      ADJUSTMENT OF UNASSESSED AND ABATED TAXES

         If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

18.      BROKER's FEE
         (fill in fee with dollar amount or percentage; also name of Brokerage firm(s))

         A Broker's fee for professional services of (i) $160,000 is due from the SELLER to Spaulding & Slye Collier International and (ii) of $64,000.00 is due from the Seller to Insignia ESG, Buyer's broker, if, as and when papers pass hereunder, the deed is recorded and Seller receives the full consideration, due hereunder and only in such event.

19.      BROKER(S) WARRANTY
         (fill in name)

         The Broker(s) named herein Spaulding & Slye Colliers International, and Insignia ESG warrant(s) that the Broker(s) is (are) duly licensed as such by the Commonwealth of Massachusetts.

20.      DEPOSIT
         (fill in name)

         All deposits made hereunder shall be held in escrow by Spaulding & Slye Colliers International as escrow agent subject to the terms of this agreement and shall be duly accounted for at the time for performance of this agreement. In the event of any disagreement between the parties, the escrow agent may retain all deposits made under this agreement pending instructions mutually given by the SELLER and the BUYER. ALL deposits shall be held in an interest bearing account and all interest shall be paid to Buyer at the time of closing unless Buyer*

21.      BUYER's DEFAULT; DAMAGES

         If the BUYER shall fail to fulfill the BUYER's agreements herein, all deposits made hereunder by the BUYER shall be retained by the SELLER as liquidated damages as Seller's sole and exclusive remedy both at law or in equity for any by default Buyer.

22.      RELEASE BY HUSBAND OR WIFE

         *defaults hereunder in which case such interest shall be paid to Seller

23.      BROKER AS PARTY

         The Broker(s) named herein join(s) in this agreement and become(s) a party hereto, insofar as any provisions of this agreement expressly apply to the Broker(s), and to any amendments or modifications of such provisions to which the Broker(s) agree(s) in writing.

24.      LIABILITY OF TRUSTEE, SHAREHOLDER, BENEFICIARY, etc.

         If the SELLER or BUYER executes this agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound, and neither the SELLER or BUYER so executing, nor any shareholder or beneficiary of any trust, shall be personally liable for any obligation, express or implied, hereunder. The provisions of this
         Section 24 shall survive the closing and shall apply to this Agreement and shall also apply to and be deemed to*

25.      WARRANTIES AND REPRESENTATIONS
         (fill in); if none, state "none"; if any listed, indicate by whom each warranty or representation was made

         The BUYER acknowledges that the BUYER has not been influenced to enter into this transaction nor has he relied upon any warranties or representations not set forth in this agreement, except for the following additional warranties and representations, if any, made by either the SELLER or the Broker(s): NONE

         *be incorporated in and to apply to all documents now or hereafter executed by Seller in connection herewith and in connection with the transactions contemplated hereby.

27.      CONSTRUCTION OF AGREEMENT

         This instrument, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and enures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be cancelled, modified or amended only by a written instrument executed by both the SELLER and the BUYER. If two or more persons are named herein as BUYER their obligations hereunder shall be joint and several. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this agreement or to be used in determining the intent of the parties to it.

30.      ADDITIONAL PROVISIONS

         The rider attached hereto is incorporated herein by reference.


FOR RESIDENTIAL PROPERTY CONSTRUCTED PRIOR TO 1978, BUYER MUST ALSO HAVE SIGNED
            LEAD PAINT "PROPERTY TRANSFER NOTIFICATION CERTIFICATION"


NOTICE: This is a legal document that creates binding obligations. If not understood, consult an attorney.

  /s/ Barry L. Solar, Trustee           /s/ Robert L. Solar, Trustee
  ------------------------------------  ----------------------------------------
  SELLER (or spouse)                    SELLER

  /s/ Paul J. Mellett CFO
  ------------------------------------  ----------------------------------------
  BUYER                                 BUYER

         /s/ Alexander D. Dauria        /s/ Stephen J. Murphy
         ------------------------------------------------------------
                                    Broker(s}



--------------------------------------------------------------------------------

                       EXTENSION OF TIME FOR PERFORMANCE
                                                               Date ____________

    The time for the performance of the foregoing agreement is extended until ______________________ o'clock __M. on the _____________ day of __________ 19__,
time still being of the essence of this agreement as extended. In all other respects, this agreement is hereby ratified and confirmed.

    This extension, executed in multiple counterparts, is intended to take effect as a sealed instrument.


  ------------------------------------  ----------------------------------------
  SELLER (or spouse)                    SELLER


  ------------------------------------  ----------------------------------------
  BUYER                                 BUYER


         ------------------------------------------------------------
                                    Broker(s}

--------------------------------------------------------------------------------

                      RIDER TO PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                BARRY L. SOLAR AND ROBERT L. SOLAR, AS TRUSTEES
                   AND NOT INDIVIDUALLY, OF 211 SECOND AVENUE
              REALTY TRUST, u/d/t DATED MARCH 8, 1988, AS SELLERS,
                                      AND
                     GELTEX PHARMACEUTICALS, INC., AS BUYER

31. REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to all matters disclosed in any document delivered to Buyer by Seller prior to the expiration of the Due Diligence Period or on any Exhibit attached hereto, or other information disclosed in writing to Buyer by Seller after the date hereof and prior to the expiration of the Due Diligence Period and to all matters disclosed in any documents received by Buyer from anyone prior to the Closing and to all matters discovered by Buyer or as to which Buyer had knowledge at the time of Closing from any source or should have known based upon a physical inspection of the Premises for a transaction of this nature and amount and to all matters recorded and properly indexed at the Middlesex South District Registry of Deeds (all such matters being referred to herein as "Exception Matters"), Seller represents and warrants as follows:

     (a) AUTHORITY. Seller is a trust duly formed and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to enter into this Agreement and the documents contemplated by Section 36, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated by Section 36 have been duly authorized.

     (b) NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller does not and will not conflict with or result in the breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Premises or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller or any of the Premises, which will not be discharged or released at or prior to Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms. The execution and delivery of this Agreement and the documents contemplated by Section 36 and the performance of the transactions contemplated hereby and thereby do not and will not contravene any provision of the declaration of trust of Seller, any judgment, order, decree, writ or injunction issued against Seller, or any provision of any law or governmental ordinances, rules, regulations, orders or requirements applicable to Seller, and do not require any consent or approval which has not yet been obtained.

     (c) LEASES. There are no leases or occupancy agreements currently in effect which affect the Premises other than the two (2) leases referred to in Exhibit B, together with such additional leases approved or permitted pursuant to this Agreement or any tenancy at will agreement referred to in Section 4(F) (collectively, the "Leases"). The Leases are in full force and effect, without to Seller's knowledge, any default by Seller or any tenant, nor, to Seller's knowledge, are there any defenses, counterclaims, or offsets. Seller has not given or received any notice of default or any claim which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of Seller's knowledge, there is no basis for any such claim or notice of default by any tenant. No leasing, brokerage or like commissions, fees and payments are due from Seller in respect of the Leases. None of the tenants has paid more than one month's rent in advance except for security deposits. All tenant improvements or work to be done, furnished or paid for by Seller, or credited or allowed to a tenant, for, or in connection with, the Premises pursuant to the Leases have been completed and paid for. The information regarding the Leases contained in Exhibit C is true, accurate and complete as of the date hereof.

     (d) NO CONDEMNATION. Seller has not received any written notice of any pending and, to Seller's knowledge, there is no contemplated condemnation, eminent domain, or similar proceeding with respect to all or any portion of the Premises. The foregoing does not apply to takings already made.

     (e) CONTRACTS. There are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements in effect with respect to the Premises which would be binding on Buyer to which Seller is a party.

     (f) COMPLIANCE. Seller has not received written notice of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Premises which have not been cured.

     (g) LITIGATION. There is no action, suit or proceeding pending against Seller, or, to Seller's knowledge, any action, suit or proceeding pending or threatened against or affecting the Premises.

     (h) ENVIRONMENTAL MATTERS. Except as set forth below and in any environmental assessment or report delivered to Buyer, (i) neither Seller nor, to Seller's knowledge, any third party has engaged in the generation, use, manufacture, treatment, storage or disposal of or has released, any Hazardous Wastes or Hazardous Substances at, from, on, under or to the Premises in violation of law, and (ii) neither Seller nor, to Seller's knowledge, any third party has received any written notice from any governmental authority having jurisdiction over the Premises of any violation of any environmental law, regulation or ordinance with respect to the Premises. Notwithstanding the foregoing, Seller has informed Buyer that (i) tenant, LPL Alexandria, Inc., uses film processing and developing chemicals, (ii) tenant, Evergreen Solar, Inc., manufactures solar panels, and (iii) numerous prior tenants of the Premises may have used hazardous substances in connection with their business; and the acts of the present and prior tenants are excepted from the foregoing warranties. As used in this Agreement, the terms "HAZARDOUS SUBSTANCES" and "HAZARDOUS WASTES" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radioactive materials and any regulated substances under any Federal, State or local environmental law, regulation or ordinance.

     (i) FIRPTA. Seller is not a "foreign person" as defined in Section 1445(F)(3) of the Internal Revenue Code.

32.  LIMITATIONS REGARDING REPRESENTATIONS AND WARRANTIES.

     (a) Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.

     (b) As used in this Agreement, the phrase "to Seller's knowledge", or words of similar import, shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Robert L. Solar, Richard L. Solar and Barry L. Solar. Seller represents that Robert L. Solar, Richard L. Solar and Barry L. Solar are the individuals with primary responsibility for the sale of the Property and Robert L. Solar is the individual with primary responsibility for overseeing the management and operation of the Property.

     (c) Buyer represents that, as of the date hereof, it has no actual knowledge of any breach of any of Seller's representations and warranties.

33. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

     (a) ACCURACY OF REPRESENTATIONS. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date. If Seller notifies Buyer prior to the Closing that any of said representations and warranties are no longer true in all material respects, the Buyer shall have the right to terminate this Agreement by notice in writing to Seller, given no later than the first to occur of (i) the Closing or (ii) three (3) business days after such notice is given, in which event all deposits and all interest earned thereon shall be returned to Buyer. If Buyer does not so elect to terminate, then such representations and warranties shall be void and of no further force or effect and Seller shall have no liability whatsoever to Buyer with respect thereto.

     (b) PERFORMANCE. Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

     (c)  DOCUMENTS AND DELIVERIES.

          (i) All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

          (ii) Seller represents that Seller has delivered to Buyer prior to or simultaneously with the execution of this Agreement (and Buyer acknowledges receipt of same) the following materials: (i) a copy of Seller's title insurance policy; (ii) all environmental studies and reports regarding the Premises that have been produced for Seller or are in Seller's possession; (iii) any survey of the Premises that has been produced for Seller or is in Seller's possession; and (iv) true and complete copies of the current leases, or other agreements granting occupancy rights to any person or entity. The materials referred to in this subsection 33(c)(ii) consist of the following:

               -    Stewart Title Insurance Policy No. O-9941-08861

               - Haley & Aldrich Report dated March 1998 entitled "Release Notification and Downgradient Property Status Opinion 200 West Street, Waltham, Massachusetts"

               - Goldberg-Zoino & Associates, Inc. report dated March, 1988 entitled "Environmental Site Assessment, 211 Second Avenue, Waltham, Massachusetts"

               - Notification to Abutters under the Massachusetts Wetlands Protection Act sent by Geltex with respect to 153 Second Avenue

               - Survey dated April 21, 1988 prepared by Vanasse Hangen Brustlin, Inc.

               - Lease dated June 1, 1994 to LPL Alexandria, Inc., with Addenda and Addendum 2, and renewal notification dated June 10, 1999

               - Lease dated September 15, 1995 to Evergreen Solar, Inc. with Renewal Agreement dated July __, 1999.

34.  DUE DILIGENCE PERIOD; ACCESS; PURCHASE "AS IS".

     (a) During the Due Diligence Period, Buyer, its agents, representatives, architects and lenders shall be entitled to enter upon the Premises from time to time (such entry to be in the presence of Seller or Seller's agent and during regular business hours), including all leased areas, upon twenty-four (24) hours prior notice to Seller, to perform inspections and tests of the Premises, including surveys, environmental studies, examinations and tests of all structural and mechanical systems within the building, to examine the books and records of Seller relating to the Premises, and to communicate directly with the tenants at the Premises. After the Due Diligence Period, buyer, its agents, representatives, architects and lenders shall be entitled to enter upon the Premises from time to time (such entry to be in the presence of Seller or Seller's agent, and during regular business hours), including all leased areas, upon twenty-four
          (24) hours prior notice to Seller, for the purpose of preparing architectural designs and satisfying the requirements of Buyer's lender. Before entering upon the Premises, Buyer shall furnish to Seller evidence of general comprehensive and contractual liability insurance coverage of at least $2,000,000.00 and insuring against such risks as Seller may reasonably require. Such insurance shall name Seller as an additional insured. Notwithstanding the foregoing, Buyer shall not be permitted to unreasonably interfere with Seller's operations at the Premises or interfere with the tenants' operations at the Premises, and the scheduling of any inspections shall take into account the timing and availability of access to the tenants' Premises, pursuant to the tenants' rights under the Leases or otherwise. If Buyer wishes to engage in any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the building in connection with Buyer's environmental due diligence, such testing or sampling shall be subject to Seller's prior approval (which approval shall not be unreasonably withheld) of a protocol for such testing or sampling which protocol shall detail the nature, timing, location and extent of such testing and sampling and the means and methods to be utilized. Buyer shall promptly repair at Buyer's sole cost and expense, any damage to the Premises caused by any such tests or investigations, shall indemnify and defend Seller from any and all loss, cost, liabilities, claims, and expenses whatsoever (including reasonable attorneys' fees of counsel selected by Seller) arising out of any damage to persons or property occurring in or about the Premises and caused in any way from the inspection permitted hereby, and shall promptly return the Premises to the same condition as it was in prior to the inspection. The foregoing indemnification shall survive Closing or the termination of this Agreement, notwithstanding any other provision of this Agreement.

     (b) The term "Due Diligence Period", as used herein, shall mean the period ending at 5:00 p.m. on the date sixty (60) days after the date hereof. Buyer may, in its sole discretion, terminate this Agreement by giving written notice of such election to Seller on any day prior to and including the final day of the Due

          Diligence Period, in which event the Deposit, together with any interest earned thereon, shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. In the absence of such written notice, the contingency provided for in this Section 34(b) no longer shall be applicable, and this Agreement shall continue in full force and effect.

     (c) Buyer acknowledges and agrees that Buyer is acquiring the Premises in its "AS IS" condition, WITH ALL FAULTS, IF ANY, AND EXCEPT AS PROVIDED IN SECTION 31 HEREOF, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED. Other than as expressly set forth herein, neither Seller nor any agents, representative, or employees of Seller have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the condition of the Premises, its fitness for any particular purpose, or its compliance with any laws or any other matter or thing affecting or related to the Premises, and Buyer is not aware of and does not rely upon any such representation. Buyer acknowledges that the Due Diligence Period will have afforded Buyer the opportunity to make such inspections (or have such inspections made by consultants) as it desires of the Premises and all factors relevant to its use, including, without limitation, the interior, exterior, and structure of all improvements, and the condition of soils and subsurfaces. Except as otherwise expressly set forth in any representation or warranty made by Seller in Section 31 of this Agreement, any information, documents or materials which have been or hereafter are made available to Buyer are made available solely as an accommodation to Buyer in the conduct of its due diligence, and Seller makes no representation or warranty as to the accuracy thereof. The provisions of this Section 34(c) shall survive Closing.

     (d) If Buyer does not give notice to Seller terminating this Agreement within the time set forth above, the title to the Premises shall, except as to title matters occurring after the date of this Agreement, be conclusively deemed to comply with the requirements of Paragraph 4 of this Agreement and, except as to matters occurring after the date of the Agreement, the condition of the Premises shall conclusively be deemed to comply with the requirements of paragraph 9 of this Agreement

35. TERMINATION FOR DEFAULT. Notwithstanding anything in this Agreement to the contrary, Seller may cancel or terminate any of the Leases or commence collection, or other remedial action against any tenant without Buyer's consent upon the occurrence of any default by the tenant under said Lease, provided that Seller shall give written notice to Buyer of the same.

36. SELLER DELIVERIES. At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Buyer:

     (a) A Massachusetts Quitclaim Deed ("Deed") to the Premises from Seller, duly executed and acknowledged by Seller.

     (b) An Assignment and Assumption of Interest in Leases from Seller, duly executed by Seller.

     (c) Originals or, if originals are not available, copies certified by Seller of the Leases.

     (d) A notice to each tenant, executed by Seller, advising of the sale of the Premises and directing that rent and other payments thereafter be sent to Buyer at the address provided by Buyer at Closing.

     (e) Such affidavits or letters of indemnity as the Buyer's title insurer shall reasonably require in order to issue, without extra charge, an owner's policy of title insurance free of any exceptions for unfiled mechanics' or materialmen's liens for work performed by Seller prior to Closing, or for rights of parties in possession other than pursuant to the Leases.

     (f) A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act ("FIRPTA"), duly executed by Seller.

     (g) A certification by Seller that all representations and warranties made by Seller in Section 31 of this Agreement are true and correct in all material respects on the date of Closing, except as may be set forth in said certificate with respect to matters since the date hereof. Seller acknowledges and Buyer agrees that if said certificate does not satisfy Section 33(a) hereof, Buyer shall have the right to terminate this Agreement as its sole remedy and receive the Deposit and all interest accrued thereon.

     (h) A Certificate of the Trustees of Seller and a Direction of the Sole Beneficiary of Seller evidencing approval of and authorization to execute this Agreement and the closing documents, and to consummate the transactions contemplated hereby.

     (i) A Certificate of Legal Existence and Good standing for the limited partnership which is the sole Beneficiary of Seller.

     (j) All other instruments and documents reasonably required to effectuate this agreement and the transactions contemplated hereby, including, without limitation, a closing statement describing the sources and uses of funds in connection with the Closing.

37. BUYER DELIVERIES. At Closing, Buyer shall deliver to Seller the following and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same to Seller:

     (a) A certification by Buyer that all representations and warranties made by Buyer in Section 40 of this Agreement are true and correct in all material respects on the date of Closing.

     (b)  The Assignment and Assumption of Interest in Leases referred to in
          Section 36(b) duly executed and acknowledged by Buyer.

     (c) Duly certified resolutions from the Board of Directors of Buyer evidencing approval of and authorization to execute this Agreement and the closing documents, and to consummate the transactions contemplated hereby.

     (d)  A Certificate of Legal Existence for Buyer.

     (e) All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated hereby, including, without limitation, a closing statement describing the sources and uses of funds in connection with the Closing.

38. NOTICES. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

                  If to Seller:     211 Second Avenue Realty Trust
                                    c/o Walcott Corporation
                                    1050 Commonwealth Avenue
                                    Boston, MA 02215

                  With a copy to:   Barry L. Solar, Esquire
                                    Bums & Levinson, LLP
                                    125 Summer Street
                                    Boston, MA 02110-1624

                  If to Buyer:      Mr. Paul Mellett
                                    Chief Financial Officer
                                    Geltex Pharmaceuticals, Inc.
                                    9 Fourth Avenue
                                    Waltham, MA 02154-7506

                  With a copy to:   Kathryn Cochrane Murphy, Esquire
                                    Palmer & Dodge
                                    One Beacon Street
                                    Boston, Massachusetts 02108

     Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by telecopy, with an original by regular mail. Any such notice or communication shall be effective when delivered or when delivery is refused.

39. BROKER'S REPRESENTATION. Each party warrants and represents to the other that such party has not dealt with any real estate broker in connection with this transaction or the Premises other than the brokers named in Paragraph 18 hereof, and each party agrees and does hereby indemnify and hold the other harmless from any liability or loss suffered or incurred by the other (including, without limitation, reasonable attorney's fees and court costs) arising out of a breach of this warranty and representation. Seller shall be responsible for any and all commissions and fees due to Spaulding & Slye Colliers International and for the commission of $64,000.00 due to Insignia ESG as set forth in Paragraph 18. Buyer shall be responsible for any other commissions and fees due to Insignia ESG. The provisions of this Paragraph shall survive delivery of the deed hereunder.

40.  REPRESENTATIONS OF BUYER.

     (a) AUTHORITY. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

     (b) NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which the Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer. No action by any federal, state, or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

41. RECORDING. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement.

42. SURVIVAL. Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer shall survive the Closing and delivery of the Deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein must be commenced within six (6) months after the Closing, or any claim based thereon shall be deemed irrevocably waived.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                           SELLER:

                                    /s/ Barry L. Solar
                                    --------------------------------------------
                                    Barry L. Solar, as Trustee and not
                                    Individually, of 211 Second Avenue
                                    Realty Trust


                                    /s/ Robert L. Solar, Trustee
                                    --------------------------------------------
                                    Robert L. Solar, as Trustee and not
                                    Individually, of 211 Second Avenue
                                    Realty Trust


                           BUYER:

                                    GELTEX PHARMACEUTICALS, INC.


                                    By: /s/ Paul J. Mellett Jr.
                                        ----------------------------------------
                                    Name: Paul J. Mellett Jr.
                                          --------------------------------------
                                    Title: Chief Financial Officer
                                           -------------------------------------

                                   EXHIBIT B


1. Lease dated September 15, 1995 to Evergreen Solar, Inc. as affected Addenda #1 dated September 15, 1995 by renewal agreement dated July __, 1998;

2. Lease dated June 1, 1994 to LPL Alexandria, Inc. (including Addenda and Addendum 2 as affected by letter dated June 10, 1999 from Lerner Processing Labs, Inc. exercising the option to renew contained in said lease and as further affected by letters from 211 Second Avenue Realty L.P. to Lerner Processing Labs dated respectively February 20, 1995, April 16, 1996 and March 29, 1999.

                                   Exhibit C


EVERGREEN SOLAR, INC.


Lease signing page         Dated September 14, 1995   Signed and dated

Renewal Agreement:         Dated July, 1998           Signed and dated

Actual rent being paid:    $11,750.00/mo.

Date July rent paid:       July 6, 1999

Expiration:                September 30, 1999

Security Deposit:          $5,875.00



LERNER PROCESSING LABS

Actual rent being paid:    $6,533.33

Date July rent paid:       June 28, 1999

Expiration:                March 31, 2005

Security Deposit:          $5,390.00

Amounts paid to Carl Cincotta Landscaping during 1998 for snow removal and landscaping, January 1, 1998 through December 31, 1998.

Tenants were billed their share, plus 15% to cover cost of overhead.

         Evergreen Solar, Inc.               49%

         Lerner Processing Labs              51%

         Amount billed by Carl Cincotta:               $4,345.00

                          211 SECOND AVENUE REALTY LP
                               VENDOR QUICKREPORT
                         JANUARY THROUGH DECEMBER 1998


         TYPE                DATE             NUM              AMOUNT
-----------------------    -------           ----            ---------

Carl J. Cincotta
   Check                   1/14/98           1685              -200.00
   Check                    2/5/98           1688              -840.00
   Check                    3/3/98           1670              -150.00
   Check                    4/3/98           1673              -200.00
   Check                    5/5/98           1678            -1,135.00
   Check                    6/5/98           1681              -150.00
   Check                    7/7/98           1684              -530.00
   Check                   7/30/98           1687              -200.00
   Check                   9/10/98           1691              -245.00
   Check                   10/5/98           1695              -250.00
   Check                   11/9/98           1697               -95.00
   Check                   12/2/98           1700              -200.00
   Check                  12/15/98           1706              -150.00